UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2019

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure.

Authorization of New Series of Preferred Stock

On February 27, 2019, the Company transmitted to the Delaware Secretary of State for filing a Certificate of Designation to amend the Company’s Certificate of Incorporation to authorize a new series of Series C super-voting Preferred Stock, approved by our Board of Directors on February 23, 2019. Following confirmation of filing of the Certificate of Designation, the Board plans to issue the 51 authorized shares of Series C Preferred stock to Jan Telander, our Chief Executive Officer, so that he will be able, as the stockholder with a majority of the voting power of the Company’s outstanding stock, to authorize the amendment of our Certificate of Incorporation to increase the number of our authorized shares of common stock,. The matters on which the Series C Preferred Stock is entitled to vote are solely matters of Company capitalization (i.e. increase in authorized common stock, stock splits, etc.), and similar matters that require amendment of our Certificate of Incorporation for capital raising purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: February 28, 2019	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer